UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 29, 2024

NETCAPITAL INC.

(Exact name of registrant as specified in charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 925-1700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC
Warrants exercisable for one share of Common Stock	NCPLW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 – Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2024, Netcapital Inc. (the “Company”) filed articles of amendment (the “Articles of Amendment”) to the Company’s Articles of Incorporation, as amended, with the Utah Department of Commerce, Division of Corporations and Commercial Code to effectuate a 1-for-70 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (“Common Stock”), which Articles of Amendment became effective on August 1, 2024. The Reverse Stock Split was previously approved by the Company’s board of directors and authorized by the Company’s shareholders at the Company’s special meeting of shareholders. The Reverse Stock Split became effective at 4:01p Eastern Time on August 1, 2024, and the Common Stock began trading on a split-adjusted basis at the open of trading on The Nasdaq Capital Market on August 2, 2024 under new CUSIP number 64113L202 and continues to trade on The Nasdaq Capital Market under the existing symbol “NCPL”.

Upon effectiveness of the Reverse Stock Split, every seventy (70) shares of Common Stock issued and outstanding were automatically reclassified and combined into one share of Common Stock, without any change in the par value per share. Following the Reverse Stock Split, the Company had approximately 579,445 issued and outstanding shares of Common Stock (subject to adjustment on account of any additional shares issued in respect of fractional shares resulting from the Reverse Stock Split).

Additionally, equitable adjustments corresponding to the Reverse Stock Split ratio were made (i) the exercise prices of and number of shares of Common Stock underlying the Company’s public and private warrants in accordance with their terms, (ii) the number of shares of Common Stock underlying the Company’s outstanding equity awards in accordance with their terms, and (iii) the number of shares of Common Stock issuable under the Company’s equity incentive plan. No fractional shares were issued in connection with the Reverse Stock Split. Any stockholder who would otherwise be entitled to receive a fractional share instead became entitled to receive one whole share of Common Stock in lieu of such fractional share.

The foregoing descriptions of the Reverse Stock Split and the Articles of Amendment do not purport to be complete and are qualified in their entirety by reference to the complete text of the Articles of Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On July 30, 2024, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Articles of Amendment dated July 29, 2024
99.1	Press Release dated July 30, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Netcapital Inc. (Registrant)

	By:	/s/ Martin Kay
	Name:	Martin Kay
	Title:	Chief Executive Officer

Dated August 2, 2024

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